UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

AEOLUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-50481	56-1953785
(Commission File Number)	(IRS Employer Identification No.)

26361 Crown Valley Parkway, Suite 150
Mission Viejo, California 92691
(Address of Principal Executive Offices, Including Zip Code)

949-481-9825
(Registrant’s Telephone Number, Including Area Code)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation and Appointment of Directors

On May 8, 2013, each of Joseph J. Krivulka, Michael E. Lewis, Ph.D. and Peter D. Suzdak, Ph.D. notified Aeolus Pharmaceuticals, Inc. (“Aeolus”) of his resignation from the Board of Directors (the “Board”) of Aeolus and from all committee memberships, as applicable.  The decision of each of Mr. Krivulka, Dr. Lewis and Dr. Suzdak to resign from the Board was not due to any disagreement with Aeolus on any matter relating to Aeolus’ operations, policies or practices.

Concurrently with the resignations of Mr. Krivulka, Dr. Lewis and Dr. Suzdak from the Board, the Board appointed John Clerici, Mitchell D. Kaye and Jeffrey A. Scott, M.D. to serve as directors of the Board, effective May 8, 2013. Each of Mr. Clerici, Mr. Kaye and Dr. Scott will serve until such time as his respective successor is duly elected and qualified or until his earlier resignation or removal.

John M. Clerici, age 42, is a founding Principal of Tiber Creek Partners, LLC, a company focused on providing scientific and business counseling to biotechnology companies seeking to use non-dilutive capital from the U.S. and foreign governments and from non-governmental organizations. Mr. Clerici is also a Partner in the government contracts practice at McKenna Long & Aldridge LLP.  For over 14 years, Mr. Clerici has been at the forefront of the creation of the public health preparedness sector, including helping large pharmaceutical and emerging biotechnology companies develop creative approaches to access non-dilutive capital to fund the development of biotechnology for emerging disease and engineered threats.  Since 1999, Mr. Clerici has assisted over three dozen companies in obtaining nearly $4 billion in funding for research, development and procurement of public health countermeasures from the Federal government, which includes the majority of the awards made under Project Bioshield, the U.S. Government’s initiative for preparing the United States against a bioterrorist attack. Prior to joining McKenna Long & Aldridge LLP, Mr. Clerici was a judge advocate with the U.S. Air Force where, among other assignments, he advised the Air Force Research Laboratory on the procurement of technology from research institutions throughout the United States, Europe and Asia.  Mr. Clerici earned his Juris Doctor from the University of North Carolina at Chapel Hill in 1995.  He did his undergraduate work at the Catholic University of America, graduating summa cum laude.

Mitchell D. Kaye, J.D., age 44, is the Founder of MedClaims Liaison, LLC and has served as its Chief Executive Officer since 2009.  MedClaims is a consumer advocacy business which works on behalf of families in managing reimbursement disputes with medical providers and insurance companies.  From 2008-2010, Mr. Kaye was a Managing Director with Navigant Capital Advisors, a financial and strategic advisory services firm, and Head of Navigant's Financial Institutions Restructuring Solutions Team (FIRST). While at Navigant, Mr. Kaye led numerous high profile engagements on behalf of investment funds and investors.  Previously, as a successful entrepreneur in the asset management industry, Mr. Kaye launched two highly profitable asset management companies. Mr. Kaye was the founding member of Xmark Opportunity Partners, LLC, an investment fund exclusively focused on investments in publicly traded life sciences companies, and has served as a member of the management committee since 2001. Mr. Kaye established a venerable reputation as an activist investor, taking influential stakes in numerous companies, forcing changes at the boards of directors and management-team levels, and guiding the sale of several of his portfolio companies to the benefit of shareholders. In 1996, Mr. Kaye began his career as a founding member of Brown Simpson Asset Management, LLC (Brown Simpson), an investment fund that was at the foreground of private placement investing in the public markets. Brown Simpson’s life sciences investment unit produced a value weighted cash-on-cash return in excess of 100% during the life of the fund. During his career, Mr. Kaye has consummated over 100 transactions as a lead investor, structured over a billion dollars in debt and equity-linked transactions, and taken an active role in the management of numerous portfolio companies. Mr. Kaye has served on the boards of several private and public companies, and also served on the board of the New York Alzheimer’s Association. From September 2007 until the company’s unwinding in June 2009, Mr. Kaye served on the board of directors of Genaera Corporation, a biopharmaceutical company that was listed on the Nasdaq Capital Market.  Mr. Kaye received his BA from Wesleyan University, and his Juris Doctorate from Northwestern University School of Law.

Jeffrey A. Scott, M.D., age 55, whose specialty is oncology, currently is General Manager/Senior Vice President for P4 Healthcare, a division of Cardinal Health Specialty Solutions, which is a division of Cardinal Health. He is also a member of Cardinal Health’s Operating Committee. Prior to the 2010 sale of P4 Healthcare to Cardinal Health, Dr. Scott was the Founder, President and Chief Executive Officer of P4 Healthcare, since its inception in 2006. P4 Healthcare was a multimedia Healthcare Marketing and Education Company with a focus in Oncology. From 1998 to 2002, Dr. Scott served as the National Medical Director and President of the International Oncology Network (ION), a network of more than 4,000 U.S. private practice oncologists headquartered in Baltimore, Maryland. In 2002, ION became a subsidiary of Amerisource Bergen Corporation upon its sale. Dr. Scott continued to serve as President and General Manager for ION until 2005. Dr. Scott was a practicing physician, Founding Partner and Chief Financial Officer of Georgia Cancer Specialists located in Atlanta, Georgia from 1990 to 2000. During Dr. Scott’s tenure as Chief Financial Officer of Georgia Cancer Specialists, the physician practice had over $100 million in revenue and Dr. Scott was responsible for development of financial programs of practice after the merger and corporate buyout by Phymatrix. Also at the Georgia Cancer Specialists, Dr. Scott took responsibility for the development of an extensive clinical research program. From 1998 to 2000, he also served as Medical Chief of Staff at Emory Northlake Regional Medical Center in Atlanta, Georgia. Dr. Scott’s biotechnology experience includes his role as a Consultant to NexStar Pharmaceuticals, Inc. (“NexStar”) of Boulder, Colorado. Prior to NexStar’s 1999 merger with Gilead Sciences, Inc., it was engaged in the discovery, development, manufacture and commercialization of products to treat serious and life-threatening illnesses. As a consultant to NexStar, Dr. Scott was responsible for assisting and educating the sales force in dealing with physician networks and consulting with investment advisors regarding potential investments in other biotechnology companies. Dr. Scott’s educational background includes a B.S. degree in Microbiology from the University of Michigan, Ann Arbor, Michigan, a medical education at Wayne State University, Detroit, Michigan, and a fellowship in Oncology at University of Texas Health Sciences, San Antonio, Texas. Dr. Scott has Board Certifications from the American Board of Internal Medicine, Internal Medicine, September 1987, and the American Board of Internal Medicine, Medical Oncology, November 1989. Dr. Scott has served on the board of directors of Biovest International, Inc. (OTCQB: BVTI) since March 2004.

In connection with his appointment to the Board, each of Mr. Clerici, Mr. Kaye and Dr. Scott was granted an option to purchase 75,000 shares of Aeolus’ common stock.   Each such option will vest in equal monthly installments over a period of twelve months from the date of grant; provided that the director holding such option provides continuous services to Aeolus.  The options have an exercise price equal to $0.44, the closing price of Aeolus’ common stock on May 8, 2013, the date of grant.

As a non-employee director, each of Mr. Clerici, Mr. Kaye and Dr. Scott will be entitled to receive Aeolus’ standard compensation for non-employee directors, including reimbursement for expenses incurred in connection with each Board and committee meeting attended.  In accordance with Aeolus’ compensation program for non-employee directors, each of Mr. Clerici, Mr. Kaye and Dr. Scott will be eligible to receive nonqualified stock options for up to an aggregate of 75,000 shares per year.

There are no family relationships between any of Mr. Clerici, Mr. Kaye and Dr. Scott and any director or other executive officer of Aeolus and none of Mr. Clerici, Mr. Kaye and Dr. Scott were selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. None of Mr. Clerici, Mr. Kaye and Dr. Scott have engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K, except as follows:

Effective February 15, 2013, Aeolus and each of Xmark JV Investment Partners (“JV Partners”), Xmark Opportunity Fund, Ltd. (“Opportunity Ltd.”)  and Xmark Opportunity Fund, L.P. (“Opportunity LP” and, together with JV Partners and Opportunity Ltd., the “Xmark Entities”) entered into a Warrant Repricing, Exercise and Lockup Agreement (the “Xmark Warrant Agreement”) pursuant to which Aeolus agreed to reduce the exercise price of outstanding warrants to purchase an aggregate of up to 59,149,000 shares of Aeolus’ common stock held by the Xmark Entities (the “Xmark Warrants”) to $0.01 per share.  Prior to the entry into the Xmark Warrant Agreement, the exercise price of the Xmark Warrants covering an aggregate of 55.4 million shares of Aeolus’ common stock was $0.28 per share, and the exercise price covering an aggregate of 3.8 million shares of Aeolus’ common stock was $0.50 per share.  In consideration for the reduction of the exercise price of the Xmark Warrants, each of the Xmark Entities agreed to immediately exercise all of the Xmark Warrants by cashless exercise.  The Xmark Warrant Agreement also provides that the Xmark Entities will not transfer the shares issuable upon exercise of the Xmark Warrants (the “Xmark Warrant Shares”) until Aeolus either (i) declares a cash dividend on its common stock or otherwise makes a cash distribution or (ii) effects a Change of Control, subject in each case to the terms of the Xmark Warrant Agreement.  Xmark Opportunity Partners, LLC (“Opportunity Partners”) is the investment manager of JV Partners and the sole member of the investment manager of each of Opportunity Ltd. and Opportunity LP, and, as such, possesses the sole power to vote and the sole power to direct the disposition of all securities of Aeolus held by each of the Xmark Entities.  Mr. Kaye and David C. Cavalier, the Co-Managing Members of Xmark Capital Partners, LLC, a Delaware limited liability company, the Managing Member of Opportunity Partners, share voting and dispositive power with respect to all securities of Aeolus beneficially owned by Opportunity Partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2013	AEOLUS PHARMACEUTICALS, INC.

/s/ Russell Skibsted
Russell Skibsted
Senior Vice President & Chief Financial Officer